CUSIP No.	NONE	13D	Page	13	of	14 Pages
EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amendment to Schedule 13D, dated November 29, 2010 (including amendments thereto) with respect to the common shares of Venture Lending & Leasing IV, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such amendment to Schedule 13D.
     Dated: November 29, 2010

WESTECH INVESTMENT ADVISORS LLC

By:	/s/ Ronald W. Swenson Ronald W. Swenson
Chief Executive Officer

By:	/s/ Salvador O. Gutierrez Salvador O. Gutierrez
President

/s/ Ronald W. Swenson

RONALD W. SWENSON

/s/ Salvador O. Gutierrez

SALVADOR O. GUTIERREZ

VENTURE LENDING & LEASING IV, LLC

By:	Westech Investment Advisors LLC,
Its Managing Member

By:	/s/ Ronald W. Swenson Ronald W. Swenson
Chief Executive Officer

By:	/s/ Salvador O. Gutierrez Salvador O. Gutierrez
President

WESTECH INVESTMENT MANAGEMENT, INC.

By:	/s/ Ronald W. Swenson Ronald W. Swenson
Chief Executive Officer

By:	/s/ Salvador O. Gutierrez Salvador O. Gutierrez
President